UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: November 30, 2012

AMR CORPORATION _
(Exact name of registrant as specified in its charter)

Delaware 1-8400 75-1825172 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                (Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

As previously reported, on November 29, 2011, AMR Corporation (the “Company”) and certain of the Company's direct and indirect domestic subsidiaries, including American Airlines, Inc. ("American") and AMR Eagle Holding Corporation ("AMR Eagle") (collectively, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On November 30, 2012, the Debtors filed their monthly operating report for the month ended October 31, 2012 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information with respect to the Debtors in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.     Other Events

AMR's results for October 2012 reflect the fact that its recent operational disruption had an estimated unfavorable impact on revenue of approximately $45 million.  In addition, American and AMR Eagle cancelled more than 2,000 flights as a result of Hurricane Sandy and the Company estimates that the Hurricane had a $40 million negative impact on October revenue.

Cautionary Statement Regarding Financial and Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. No assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its securities may be or whether holders of any such securities will receive any distribution in the Debtors' reorganization. However, it is likely that the Company's common stock will have little or no value at the time of the Company's emergence from bankruptcy, and the common stock could be canceled entirely upon the approval of the Bankruptcy Court. In the event of such cancellation, amounts invested in the Company's common stock will not be recoverable. Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Debtor claims. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee of the Southern District of New York and the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and regulations and is subject to future adjustment and reconciliation. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in the Debtors' securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company's reports pursuant to the Exchange Act, and such information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K and the exhibit hereto contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the impact of the Debtors' bankruptcy filings, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and interest rates, the potential impact of volatile and rising fuel prices and impairments. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statements.

Item 9.01.      Financial Statements and Exhibits

Exhibit Number                Description

99.1	Monthly Operating Report for the month ended October 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: November 30, 2012

4

EXHIBIT INDEX

Exhibit 99.1	Description Monthly Operating Report for the month ended October 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York.

5

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:                                    Case No. 11-15463-SHL
AMR Corporation, et al.                         (jointly administered)
Debtors

MONTHLY OPERATING REPORT
FOR THE MONTH ENDED OCTOBER 31, 2012

DEBTORS' ADDRESS:
AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155

DEBTORS' ATTORNEYS:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

DISBURSEMENTS (IN THOUSANDS):                            $ 2,920,541
FOR THE MONTH ENDED OCTOBER 31, 2012

CONSOLIDATED NET INCOME (LOSS) (IN MILLIONS):                    $ (164)
FOR THE MONTH ENDED OCTOBER 31, 2012

REPORT PREPARER:    AMR CORPORATION

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate, and truthful to the best of my knowledge.

/s/ Isabella D. Goren
Isabella D. Goren
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

1

AMR CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	7

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
OCTOBER 31, 2012
(Unaudited) (In millions)

Assets
Current Assets
Cash	$494
Short-term investments	3,721
Restricted cash and short-term investments	848
Receivables, net	1,062
Inventories, net	583
Fuel derivative contracts	73
Other current assets	499
Total current assets	7,280

Equipment and Property
Flight equipment, net	10,450
Other equipment and property, net	2,074
Purchase deposits for flight equipment	773
13,297

Equipment and Property Under Capital Leases
Flight equipment, net	229
Other equipment and property, net	62
291

International slots and route authorities	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	165
Other assets	2,068
$23,809
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
OCTOBER 31, 2012
(Unaudited) (In millions)

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$1,239
Accrued liabilities	2,051
Air traffic liability	4,872
Current maturities of long-term debt	1,329
Current obligations under capital leases	31
Total current liabilities	9,522

Long-term debt, less current maturities	6,279
Obligations under capital leases, less current obligations	387
Pension and postretirement benefits	75
Other liabilities, deferred gains and deferred credits	1,660

Liabilities Subject to Compromise (Note 2)	13,461

Stockholders' Equity (Deficit)
Preferred stock	—
Common stock	341
Additional paid-in capital	4,478
Treasury stock	(367)
Accumulated other comprehensive income (loss)	(2,138)
Accumulated deficit	(9,889)
(7,575)
$23,809
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATED STATEMENT OF OPERATIONS
MONTH ENDED OCTOBER 31, 2012
(Unaudited) (In millions, except per share amounts)

Revenues
Passenger - American Airlines	$1,448
- Regional Affiliates	249
Cargo	56
Other revenues	202
Total operating revenues	1,955

Expenses
Aircraft fuel	741
Wages, salaries and benefits	526
Other rentals and landing fees	112
Maintenance, materials and repairs	121
Depreciation and amortization	82
Commissions, booking fees and credit card expense	81
Aircraft rentals	46
Food service	47
Special charges	—
Other operating expenses	238
Total operating expenses	1,994

Operating Income	(39)

Other Income (Expense)
Interest income	2
Interest expense	(58)
Interest capitalized	5
Miscellaneous - net	(2)
(53)

Income Before Reorganization Items	(92)

Reorganization Items, Net (Note 2)	(72)

Income (Loss) Before Income Taxes	(164)
Income tax	—
Net Income (Loss)	$(164)

Earnings (Loss) Per Share
Basic	$(0.49)

Diluted	$(0.49)

Weighted Average Shares Used in Computation
Basic	335,292,238

Diluted	335,292,238
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
MONTH ENDED OCTOBER 31, 2012
(Unaudited) (In millions)

Net Cash Provided by (used for) Operating Activities	$53

Cash Flow from Investing Activities:
Capital expenditures, including aircraft lease deposits	(183)
Disposal of equipment and property	3
Net (increase) decrease in short-term investments	(4)
Net cash used for investing activities	(184)

Cash Flow from Financing Activities:
Payments on long-term debt and capital lease obligations	(274)
Proceeds from:
Issuance of debt	268
Sale leaseback transactions	123
Net cash provided by financing activities	117

Net increase (decrease) in cash	(14)
Cash at beginning of period	508

Cash at end of period	$494
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.Summary of Accounting Policies

Basis of Presentation

On November 29, 2011 (the “Petition Date”), AMR Corporation (the “Company”) and certain of the Company's direct and indirect domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re AMR Corporation, et al., Case No. 11-15463-SHL.”

The Company and the other Debtors are operating as “debtors in possession” under the jurisdiction of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In general, as debtors in possession under the Bankruptcy Code, we are authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. The Bankruptcy Code enables the Company to continue to operate its business without interruption, and the Bankruptcy Court has granted additional relief covering, among other things, obligations to (i) employees, (ii) taxing authorities, (iii) insurance providers, (iv) independent contractors for improvement projects, (v) foreign vendors, (vi) other airlines pursuant to certain interline agreements, and (vii) certain vendors deemed critical to the Debtors' operations.

While operating as debtors in possession under Chapter 11 of the Bankruptcy Code, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business. The Debtors have not yet prepared or filed with the Bankruptcy Court a plan of reorganization. The Debtors have the exclusive right to file a plan of reorganization through and including January 28, 2013, subject to the ability of third parties to file motions to terminate the Debtors' exclusivity period. If the Debtors file a plan of reorganization on or prior to such date, the Debtors will have an exclusive period to solicit and obtain acceptances for such plan through and including March 28, 2013. On November 30, 2012, the Debtors filed a motion to further extend the exclusivity periods to March 11, 2013 and May 10, 2013, respectively. The ultimate plan of reorganization, which would be subject to acceptance by the requisite majorities of empowered creditors under the Bankruptcy Code and approval by the Bankruptcy Court, could materially change the amounts and classifications in the Condensed Consolidated Financial Statements.
This Monthly Operating Report (“MOR”) was prepared on a consolidated basis for the Company and its direct and indirect subsidiaries, including the subsidiary Debtors and other subsidiaries that did not file voluntary petitions for relief under Chapter 11. This MOR is unaudited, is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) and the Bankruptcy Court. This MOR does not include all the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements. Therefore, there can be no assurance that the consolidated financial information presented herein is complete and readers are strongly cautioned not to place undue reliance on this MOR. This MOR should be read in conjunction with the Debtors' previously filed MORs and the financial statements and accompanying notes in the Company's annual and quarterly reports that are filed with the United States Securities and Exchange Commission (the “SEC”).

In accordance with GAAP, the Debtors have applied ASC 852 “Reorganizations” (“ASC 852”) in preparing the Condensed Consolidated Financial Statements. ASC 852 requires that the financial statements, for periods subsequent to the Chapter 11 Cases, distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases are recorded in reorganization items, net on the accompanying Consolidated Statement of Operations. In addition, prepetition obligations that may be impacted by the Chapter 11 reorganization process have been classified on the Condensed Consolidated Balance Sheet in liabilities subject to compromise. These liabilities are reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts (see Note 2).

These Condensed Consolidated Financial Statements have also been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

business. Accordingly, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Debtors be unable to continue as a going concern.
The accompanying Condensed Consolidated Financial Statements do not purport to reflect or provide for the consequences of the Chapter 11 Cases, other than as set forth under “liabilities subject to compromise” on the accompanying Condensed Consolidated Balance Sheet and “income (loss) before reorganization items” and “reorganization items, net” on the accompanying Consolidated Statement of Operations (see Note 2). In particular, the financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to shareowners' equity accounts, the effect of any changes that may be made to the Debtors' capitalization; or (4) as to operations, the effect of any changes that may be made to the Debtors' business.

Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year. The Condensed Consolidated Financial Statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries (both Debtor and non-Debtor), including (i) its principal subsidiary American Airlines, Inc. (“American”) and (ii) its regional airline subsidiary, AMR Eagle Holding Corporation and its primary subsidiaries, American Eagle Airlines, Inc. and Executive Airlines, Inc. (collectively, “AMR Eagle”). The Condensed Consolidated Financial Statements also include the accounts of variable interest entities for which the Company is the primary beneficiary. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K filed with the SEC on February 15, 2012 (“2011 Form 10-K”), including the Summary of Significant Accounting Policies which appears as Note 2 in the 2011 Form 10-K.

No assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its securities may be or whether holders of any such securities will receive any distribution in the Debtors' reorganization.  However, it is likely that the Company's common stock will have little or no value at the time of the Company's emergence from bankruptcy, and the common stock could be canceled entirely upon the approval of the Bankruptcy Court.  In the event of such cancellation, amounts invested in the Company's common stock will not be recoverable.  Accordingly, the Debtors urge that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Debtor claims.  Trading in the Company's common stock and certain debt securities on the New York Stock Exchange (“NYSE”) was suspended on January 5, 2012, and the Company's common stock and such debt securities were delisted by the SEC from the NYSE on January 30, 2012.  On January 5, 2012, the Company's common stock began trading under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group (www.otcmarkets.com).

Additional information about the Chapter 11 Cases is available on the Internet at aa.com/restructuring. Court filings and claims information are available at amrcaseinfo.com.

2.Chapter 11 Proceedings and Reorganization Update for the Reporting Period

General Information
Notices to Creditors; Effect of Automatic Stay. The Debtors have notified all known current or potential creditors that the Chapter 11 Cases were filed. Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors’ Chapter 11 Cases automatically enjoined, or stayed, the continuation of most judicial or administrative proceedings or filing of other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, most creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on monies owed or otherwise exercise rights or remedies with respect to a prepetition claim, are enjoined unless and until the Bankruptcy Court lifts the automatic stay as to any such claim. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Appointment of Creditors’ Committee. On December 5, 2011, the U.S. Trustee appointed the Creditors’ Committee for the Chapter 11 Cases.

Retiree Medical and Life Insurance Benefits.  On March 23, 2012, the Bankruptcy Court entered a Stipulation and Order providing for the appointment of a committee of retired independent and unionized AMR employees (the "Retiree Committee"), and on May 3, 2012 appointed five members to the Retiree Committee.  On August 15, 2012, the Company filed a proceeding in the Bankruptcy Court seeking a determination on the issue of vesting for former employees who retired and initiated retiree medical coverage before November 1, 2012.  On September 20, 2012, the Company opened negotiations with the Retiree Committee, seeking a consensual agreement to terminate subsidized retiree medical coverage and life insurance coverage. Those negotiations are continuing.  On September 14, 2012, the Company notified active employees of its plans to modify its subsidized retiree medical coverage on November 1, 2012.
Rejection of Executory Contracts. Under Section 365 and other relevant sections of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation, agreements relating to aircraft and aircraft engines (collectively, "Aircraft Property") and leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions.  The Debtors' rights to assume, assume and assign, or reject unexpired leases of non-residential real estate had been extended by order of the Bankruptcy Court through June 26, 2012. On June 20, 2012, the Bankruptcy Court entered orders granting the Debtors' motions to assume 463 unexpired leases of non-residential real property.  On June 21, 2012 the Bankruptcy Court entered an order extending, by the Debtors' agreement with certain landlords, the date by which the Debtors must assume or reject an additional 88 unexpired leases of non-residential real property.  On July 19, 2012, the Bankruptcy Court entered orders granting the Debtors' motion to assume nine unexpired leases of non-residential real property.  On July 24, 2012 the Bankruptcy Court entered an order further extending, by the Debtors' agreement with certain landlords, the date by which the Debtors must assume or reject 19 unexpired leases of non-residential real property. On August 8, 2012, the Bankruptcy Court entered orders granting the Debtors' motion to assume one unexpired lease of non-residential real property and extending the date by which the Debtors must assume or reject 15 unexpired leases of non-residential real property. On August 22, 2012, the Bankruptcy Court entered orders granting the Debtors' motion to assume three unexpired leases of non-residential real property and extending the date by which the Debtors must assume or reject 12 unexpired leases of non-residential real property.  On September 20, 2012, the Bankruptcy Court entered orders granting the Debtors' motion to assume nine unexpired leases of non-residential real property and extending the date by which the Debtors must assume or reject 34 unexpired leases of non-residential real property. On October 9, 2012, the Bankruptcy Court entered orders granting the Debtors' motion to assume 10 unexpired leases of non-residential real property and extending the date by which the Debtors must assume or reject 12 unexpired leases of non-residential real property.
In general, rejection of an executory contract or unexpired lease is treated as a prepetition breach of the executory contract or unexpired lease in question and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Counterparties to such rejected contracts or leases have the right to file claims against the Debtors’ estate for such damages. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing defaults under such executory contract or unexpired lease.
In accordance with the Bankruptcy Code, as of October 31, 2012, the Company had rejected ten real property leases and had entered into stipulations or agreed orders providing that the claims with respect to special facility revenue bonds at Dallas/Fort Worth International Airport, Fort Worth Alliance Airport and Luis Muñoz Marín International Airport in San Juan, Puerto Rico were general unsecured claims.
Any description of an executory contract or unexpired lease elsewhere in these Notes or in the report to which these Notes are attached, including where applicable the Debtors’ express termination rights or a quantification of their obligations, must be read in conjunction with, and is qualified by, any rights the Debtors or counterparties have under Section 365 of the Bankruptcy Code.
The Debtors expect that liabilities subject to compromise and resolution in the Chapter 11 Cases will arise in the future as a result of damage claims created by the Debtors’ rejection of various executory contracts and unexpired leases. Due to the uncertain nature of many of the potential rejection claims, the magnitude of such claims is not reasonably estimable

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

at this time. Such claims may be material (see “Liabilities Subject to Compromise” in Note 1 to the Condensed Consolidated Financial Statements).
Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment. Notwithstanding the general discussion above of the impact of the automatic stay, under Section 1110 of the Bankruptcy Code, beginning 60 days after filing a petition under Chapter 11, certain secured parties, lessors and conditional sales vendors may have a right to take possession of certain qualifying Aircraft Property that is leased or subject to a security interest or conditional sale contract, unless the Debtors, subject to approval by the Bankruptcy Court, agree to perform under the applicable agreement, and cure any defaults as provided in Section 1110 (other than defaults of a kind specified in Section 365(b)(2) of the Bankruptcy Code). Taking such action does not preclude the Debtors from later rejecting the applicable lease or abandoning the Aircraft Property subject to the related security agreement, or from later seeking to renegotiate the terms of the related financing.
The Debtors may extend the 60-day period by agreement of the relevant financing party, with Bankruptcy Court approval. In the absence of an agreement or cure as described above or such an extension, the financing party may take possession of the Aircraft Property and enforce its contractual rights or remedies to sell, lease or otherwise retain or dispose of such equipment.
The 60-day period under Section 1110 in the Chapter 11 Cases expired on January 27, 2012. In accordance with the Bankruptcy Court’s Order Authorizing the Debtors to (i) Enter into Agreements Under Section 1110(a) of the Bankruptcy Code, (ii) Enter into Stipulations to Extend the Time to Comply with Section 1110 of the Bankruptcy Code and (iii) File Redacted Section 1110(b) Stipulations, dated December 23, 2011, the Debtors have entered into agreements to extend the automatic stay or agreed to perform and cure defaults under financing agreements with respect to certain aircraft in their fleet and other Aircraft Property. With respect to certain Aircraft Property, the Debtors have reached agreements on, or agreements on key aspects of, renegotiated terms of the related financings, and the Debtors are continuing to negotiate terms with respect to certain of their other Aircraft Property financings. The ultimate outcome of these negotiations cannot be predicted with certainty. To the extent the Debtors are unable to reach definitive agreements with Aircraft Property financing parties, those parties may seek to repossess the subject Aircraft Property. The loss of a significant number of aircraft could result in a material adverse effect on the Debtors’ financial and operating performance.
In accordance with Section 1110 of the Bankruptcy Code, as of October 31, 2012, the Company had (i) rejected 40 leases relating to 21 MD-80 aircraft, four Fokker 100 aircraft, seven Boeing 757-200 aircraft and eight spare engines; (ii) relinquished one Airbus A300-600R aircraft that was subject to a mortgage; and (iii) made elections under Section 1110(a) of the Bankruptcy Code to retain 340 aircraft and 87 spare engines, including Boeing 737-800, Boeing 757-200, Boeing 767-300ER, Boeing 777-200ER, Bombardier CRJ-700, and McDonnell Douglas MD-80 aircraft, on the terms provided in the related financing documents. In addition, as of October 31, 2012, the Company had reached agreement on revised economic terms of the financings of 155 aircraft, comprising 83 MD-80 aircraft, nine Boeing 737-800 aircraft, 36 Boeing 757-200 aircraft, 11 Boeing 767-200ER aircraft, 13 Boeing 767-300ER aircraft and 3 Boeing 777-200 aircraft (which agreements are subject to reaching agreement on definitive documentation). Those 155 aircraft are substantially all of the mainline aircraft in the Company's fleet for which it expects to negotiate revised economic terms in the Chapter 11 Cases. In addition, the Company reached an agreement with the lessor to modify the leases of 39 Super ATR aircraft. As of October 31, 2012, 27 of the Super ATR aircraft had been returned to the lessor as allowed under the modified agreement. The remaining 12 Super ATR aircraft are expected to be returned to the lessor during the remainder of 2012 and 2013. Lastly, the Company reached an agreement with the lender with respect to 18 Embraer RJ-135 aircraft pursuant to which the Company surrendered such aircraft to the lender on June 22, 2012, and the lender agreed that all remaining obligations of the Company under the financings of such aircraft would be general pre-petition unsecured damages.
Magnitude of Potential Claims. On February 27, 2012, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions filed in connection therewith. All of the schedules are subject to further amendment or modification.
Bankruptcy Rule 3003(c)(3) requires the Bankruptcy Court to fix the time within which proofs of claim must be filed in a Chapter 11 case pursuant to Section 501 of the Bankruptcy Code. This Bankruptcy Rule also provides that any creditor who asserts a claim against the Debtors that arose prior to the Petition Date and whose claim (i) is not listed

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

on the Debtors' schedules or (ii) is listed on the schedules as disputed, contingent, or unliquidated, must file a proof of claim. On May 4, 2012, the Bankruptcy Court entered an order that established July 16, 2012 at 5:00 p.m. (Eastern Time) as the deadline to file proofs of claim against any Debtor. More information regarding the filing of proofs of claim can be obtained at www.amrcaseinfo.com.
Differences between amounts scheduled by the Debtors and claims by creditors will be investigated and resolved in connection with the claims resolution process. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known, nor can the ultimate recovery with respect to allowed claims be presently ascertained.
Collective Bargaining Agreements. The Bankruptcy Code provides a process for the modification and/or rejection of collective bargaining agreements (CBAs). In particular, Section 1113(c) of the Bankruptcy Code permits a debtor to reject its CBAs if the debtor satisfies a number of statutorily prescribed substantive and procedural prerequisites and obtains the Bankruptcy Court's approval to reject the CBAs. The Section 1113(c) process requires that a debtor must make proposals to its unions to modify existing CBAs based on the most complete and reliable information available at the time the proposals are made. The proposed modifications must be necessary to permit the reorganization of the debtor and must assure that all the affected parties are treated fairly and equitably. The debtor must provide the unions with all information necessary to evaluate the proposals, and meet at reasonable times and confer in good faith with the unions in an effort to reach mutually agreeable modifications to the CBAs. American Airlines, Inc. (American) commenced the Section 1113(c) process with its unions (APA, APFA and TWU) on February 1, 2012, and was negotiating in good faith with the unions for consensual agreements that achieve the necessary level of labor cost savings. Because consensual agreements had not been reached, and given American's need to restructure its labor costs expeditiously, the Debtors filed a motion with the Bankruptcy Court on March 27, 2012 requesting approval to reject the CBAs. Rejection of the CBAs is appropriate if the Bankruptcy Court finds the Debtors' proposals are necessary for their reorganization, are fair and equitable, and that the unions refused to agree to the proposals without good cause.
The Court hearing on the Debtors' request to reject the CBAs began on April 23, 2012 with the presentation of the Debtors' case and concluded the week of May 21, 2012.   After the filing of its request to reject its CBAs, American and the unions continued to negotiate in good faith toward consensual agreements. Those negotiations resulted in ratified agreements with all seven TWU-represented groups (Fleet Service Clerks, Dispatchers, Ground School Instructors, Maintenance Control Technicians, Simulator Technicians, Mechanics and Related (M&R), and Stores), all of which have been approved by the Bankruptcy Court. On July 20, 2012, APFA sent American's proposed Last Best and Final Offer (LBFO) to its membership for a ratification vote, and on August 19, 2012 APFA announced the LBFO was ratified by the membership.  This new agreement was approved by the Bankruptcy Court on September 12, 2012. Having secured Court approval of the APFA and all seven TWU agreements, American has begun implementing the terms of all of its new agreements.
On June 27, 2012, the APA Board of Directors voted in favor of sending a tentative agreement it reached with American to its membership for a ratification vote; however, APA announced on August 8, 2012 that its membership did not ratify that agreement.  Subsequently, on August 15, 2012, the Bankruptcy Court issued its decision on the Debtors' request to reject its pilot CBA.  The Bankruptcy Court denied the request, but found that all but two of the numerous 1113 term sheet proposals met all of the standards for contract rejection.  The Bankruptcy Court invited the Debtors to modify the two proposals and renew its motion.  A renewed 1113 motion was filed on August 17, 2012, and a hearing was held on September 4, 2012. The Bankruptcy Court granted the renewed motion and entered an order on September 5, 2012 authorizing American to reject the pilot CBA. In accordance with the Bankruptcy Court's ruling, American began implementing certain terms and conditions of employment for pilots that the Bankruptcy Court determined were fair and necessary for the Debtors' successful restructuring. American and APA continued to negotiate in good faith toward a new pilot agreement, and on November 9, 2012, the parties reached a tentative agreement on a new comprehensive CBA. On November 16, 2012, the APA Board of Directors voted to send the tentative agreement to the pilot membership for a ratification vote. The vote results are expected to be announced on December 7, 2012.
APA is appealing the Bankruptcy Court's order authorizing American to reject the pilot CBA, and is also appealing a prior decision by the Court rejecting APA's claim that American cannot use the 1113 CBA rejection process to make changes to pilot working conditions because, according to APA, its CBA with American expired by its terms in May

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

2008.  Relatedly, APA filed a request with the Bankruptcy Court to stay its decision authorizing American to reject the CBA pending the outcome of its appeals, and American has objected to that request.
American Eagle Airlines, Inc. (together with Executive Airlines, Inc., AMR Eagle) commenced the Section 1113(c) process with its unions on March 21, 2012. On July 27, 2012, AMR Eagle reached a tentative agreement with the Association of Flight Attendants. That tentative agreement was ratified by the flight attendants on September 7, 2012.  On August 8, 2012, AMR Eagle reached an agreement-in-principle with the Air Line Pilots Association.  The ALPA Master Executive Council accepted the terms of the agreement-in-principle on September 12, 2012 and the tentative agreement was ratified by the pilot group on October 8, 2012.  On July 20, 2012, AMR Eagle and the TWU reached a tentative agreement with the Mechanics and Related and Fleet Service Clerks groups.  On August 24, 2012, the TWU announced that the Fleet Service Clerks group ratified its tentative agreement and that the Mechanics and Related group did not ratify its tentative agreement.  Because consensual agreements had not been reached with the TWU represented Mechanics, Ground School Instructors and Dispatchers, AMR Eagle filed a motion with the Bankruptcy Court on September 7, 2012 requesting approval to reject those CBAs. AMR Eagle continued to negotiate in good faith with the TWU with respect to each of those work groups. On October 3, 2012, AMR Eagle and the TWU reached tentative agreements with the Mechanics and Related and the Ground School Instructors groups.  On October 8, 2012, AMR Eagle reached a tentative agreement with the TWU represented Dispatch group.  The tentative agreements for Mechanics, Ground School Instructors and Dispatchers were sent to those work groups for a ratification vote. On October 26, 2012, AMR Eagle learned that the Mechanics and Ground School Instructors voted to ratify their tentative agreements, and that the Dispatchers’ tentative agreement did not ratify.  A hearing on AMR Eagle’s Section 1113 motion to reject the Dispatchers CBA, originally scheduled to begin on November 14, 2012, has been continued until December 10, 2012.
Plan of Reorganization. The Debtors have not yet prepared or filed with the Bankruptcy Court a plan of reorganization. The Debtors have the exclusive right to file a plan of reorganization through and including January 28, 2013, subject to the ability of third parties to file motions to terminate the Debtors' exclusivity period. If the Debtors file a plan of reorganization on or prior to such date, the Debtors will have an exclusive period to solicit and obtain acceptances for such plan through and including March 28, 2013. The Debtors have the right to seek further extensions of such exclusivity periods, subject to a statutory limit of 18 months from the Petition Date in the case of filing a plan of reorganization, and 20 months from the Petition Date in the case of soliciting and obtaining acceptances.
Availability and Utilization of Net Operating Losses. The availability and utilization of net operating losses (and utilization of alternative minimum tax credits) after the Debtors’ emergence from Chapter 11 is uncertain at this time and will be highly influenced by the composition of the plan of reorganization that is ultimately pursued. On January 27, 2012, the Bankruptcy Court issued a Final Order Establishing Notification Procedures for Substantial Claimholders and Equityholders and Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates, which restricts trading in the Company’s common stock and claims. The order is intended to prevent certain transfers of the Company’s common stock and certain transfers of claims against the Debtors that could impair the ability of one or more of the Debtors’ estates to use their net operating loss carryovers and certain other tax attributes currently or on a reorganized basis. Any acquisition, disposition, or other transfer of equity or claims on or after November 29, 2011 in violation of the restrictions set forth in the order will be null and void ab initio and/or subject to sanctions as an act in violation of the automatic stay under Sections 105(a) and 362 of the Bankruptcy Code. The order applies to (i) “Substantial Equityholders,” i.e., persons who are, or as a result of a transaction would become, the beneficial owner of approximately 4.5 percent of the outstanding shares of the Company’s common stock and (ii) “Substantial Claimholders,” i.e., persons who are, or as a result of a transaction become, the beneficial owner of unsecured claims in excess of a threshold amount of unsecured claims (initially $190 million of unsecured claims, but which may be subsequently increased or decreased under certain circumstances in connection with the Debtors’ filing of a Chapter 11 plan). In the case of Substantial Equityholders, the order imposes current restrictions with respect to the acquisition or disposition of the Company’s stock, and certain notifications may be required. In the case of Substantial Claimholders, the order imposes a procedure pursuant to which, under certain circumstances, the claims acquired during the Chapter 11 Cases may have to be resold, and certain notifications may be required.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Liabilities Subject to Compromise

The following table summarizes the components of liabilities subject to compromise included on the Consolidated Balance Sheet as of October 31, 2012:

(in millions)
Long-term debt	$2,267
Aircraft lease and facility bond related obligations	3,055
Pension and postretirement benefits	7,729
Accounts payable and other accrued liabilities	428
Other	(18)
Total liabilities subject to compromise	$13,461

Liabilities subject to compromise refers to prepetition obligations which may be impacted by the Chapter 11 reorganization process. These amounts represent the Debtors’ current estimate of known or potential prepetition obligations to be resolved in connection with the Chapter 11 Cases.
In accordance with ASC 852, substantially all of the Company’s unsecured debt has been classified as liabilities subject to compromise. Additionally, certain of the Company’s undersecured debt instruments have also been classified as liabilities subject to compromise.
Differences between liabilities the Debtors have estimated and the claims filed, or to be filed, will be investigated and resolved in connection with the claims resolution process. The Company will continue to evaluate these liabilities throughout the Chapter 11 Cases and adjust amounts as necessary. Such adjustments may be material. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known.

Reorganization Items, net
Reorganization items refer to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases. The following table summarizes the components included in reorganization items, net on the Consolidated Statement of Operations for the month ended October 31, 2012:

(in millions)
Pension and postretirement benefits	$—
Aircraft and facility financing renegotiations and rejections (1) (2)	22
Professional fees	23
Other	27
Total reorganization items, net	$72

(1)
Amounts include allowed claims (claims approved by the Bankruptcy Court) and estimated allowed claims relating to the rejection or modification of financings related to aircraft. The Debtors record an estimated claim associated with the rejection or modification of a financing when the motion is filed with the Bankruptcy Court to reject or modify such financing and the Debtors believe that it is probable the motion will be approved by all parties, and there is sufficient information to estimate the claim. See above, “Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment,” for further information.

(2)
Amounts include allowed claims (claims approved by the Bankruptcy Court) and estimated allowed claims relating to entry of orders treating as unsecured claims with respect to facility agreements supporting certain issuances of special facility revenue bonds. The Debtors record an estimated claim associated with the treatment of claims with respect to facility agreements when the applicable motion is filed with the Bankruptcy Court and the Debtors believe that it is

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

probable that the motion will be approved, and there is sufficient information to estimate the claim. See above, “Rejection of Executory Contracts,” for further information.

Claims related to reorganization items are reflected in liabilities subject to compromise on the Condensed Consolidated Balance Sheet as of October 31, 2012.

Interest Expense
In accordance with ASC 852, the Debtors record interest expense only to the extent (1) interest will be paid during the Chapter 11 Cases or (2) it is probable that the Bankruptcy Court will allow a claim in respect of such interest. Interest expense recorded on the Consolidated Statements of Operations totaled $58 million for the month ended October 31, 2012. Contractual interest expense (including interest expense that is associated with obligations in liabilities subject to compromise) during this period totaled $64 million.

Insurance
Premiums to date for all insurance policies, including workers' compensation and disability insurance, have been paid in accordance with each respective policy's payment terms. No payments are past due.

Restricted Cash and Short-term Investments
The Company has restricted cash and short-term investments related primarily to collateral held to support projected workers' compensation obligations and funds held for certain tax obligations.

Retirement Benefit Plans
On March 7, 2012, the Company announced that, in working with Creditors' Committee and the Pension Benefit Guarantee Corporation (PBGC), it developed a solution that would allow the Company to pursue a freeze of its defined benefit pension plans for non-pilot employees instead of seeking termination. On September 14, 2012, the Company sent formal legal notice to all defined benefit plan participants and beneficiaries announcing that it was freezing each of the defined benefit pension plans. The freeze of these plans became effective as scheduled on November 1, 2012. Eligible non-pilot employees began to receive a replacement benefit under the $uper $aver 401(k) Plan on November 1, 2012, with the Company matching employee contributions up to 5.5 percent of eligible earnings.

The Company also announced its plans to terminate the Pilot B Plan, a defined contribution plan, on November 30, 2012. Effective November 8, 2012, the U.S. Treasury Department and the Internal Revenue Service published a final regulation establishing the process by which the Company can seek to amend certain structural aspects of the Pilot A Plan, a defined benefit plan. Under that process, the Company has applied to the PBGC for a determination that it may amend the Plan, and on November 23, 2012 filed a motion in the Bankruptcy Court seeking Court approval of an amendment. The motion is scheduled to be heard on December 19, 2012. If the PBGC and Bankruptcy Court approve, the Plan will be amended, which will preclude the need to seek a termination of that Plan. As the Company does not yet have a ratified consensual agreement with the APA, details concerning a replacement retirement benefit for pilots cannot be determined at this time.

The Company also announced its plans to modify its subsidized retiree medical coverage effective November 1, 2012. Those who initiate retiree medical coverage on or after November 1, 2012 will go into a new retiree medical program. For those who retire under age 65, two medical options will be available, but the Company will not be subsidizing them. Those who retire at age 65 and over may purchase a guaranteed-issue Medicare supplement plan. Flight attendants and TWU-represented employees will receive a refund of their prefunding contributions within 120 days of November 1, 2012.

On August 15, 2012, the Company filed a proceeding in the Bankruptcy Court seeking a determination on the issue of vesting for former employees who retired and initiated retiree medical coverage before November 1, 2012.  On September 20, 2012, the Company opened negotiations with the Retiree Committee, seeking a consensual agreement to terminate subsidized retiree medical coverage and life insurance coverage. Those negotiations are continuing.  On September 14, 2012, the Company notified active employees of its plans to modify its subsidized retiree medical coverage on November 1, 2012.

AMR CORPORATION, ET AL.                                 Schedule 1
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
OCTOBER 31, 2012
(Unaudited) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Assets
Current Assets
Cash	$491	$3	$—	$494
Short-term investments	3,718	3	—	3,721
Restricted cash and short-term investments	848	—	—	848
Receivables, net	1,060	16	(14)	1,062
Inventories, net	583	—	—	583
Fuel derivative contracts	73	—	—	73
Other current assets	498	1	—	499
Total current assets	7,271	23	(14)	7,280

Equipment and Property
Flight equipment, net	10,450	—	—	10,450
Other equipment and property, net	2,073	1	—	2,074
Purchase deposits for flight equipment	773	—	—	773
	13,296	1	—	13,297

Equipment and Property Under Capital Leases
Flight equipment, net	229	—	—	229
Other equipment and property, net	62	—	—	62
	291	—	—	291

International slots and route authorities	708	—	—	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	165	—	—	165
Other assets	2,343	105	(380)	2,068
	$24,074	$129	$(394)	$23,809

AMR CORPORATION, ET AL.                             Schedule 1 (Continued)
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
OCTOBER 31, 2012
(Unaudited ) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Liabilities and Stockholders' Equity (Deficit)
Current Liability
Accounts payable	$1,398	$(145)	$(14)	$1,239
Accrued liabilities	2,051	—	—	2,051
Air traffic liability	4,872	—	—	4,872
Current maturities of long-term debt	1,329	—	—	1,329
Current obligations under capital leases	31	—	—	31
Total current liabilities	9,681	(145)	(14)	9,522

Long-term debt, less current maturities	6,385	—	(106)	6,279
Obligations under capital leases, less current obligations	387	—	—	387
Pensions and postretirement benefits	75	—	—	75
Other liabilities, deferred gains and deferred credits	1,660	—	—	1,660
	8,507	—	(106)	8,401

Liabilities Subject to Compromise	13,461	—	—	13,461

Stockholders' Equity (Deficit)
Preferred stock	—	—	—	—
Common stock	341	1	(1)	341
Additional paid-in-capital	4,478	259	(259)	4,478
Treasury stock	(367)	—	—	(367)
Accumulated other comprehensive income	(2,138)	—	—	(2,138)
Accumulated Deficit	(9,889)	14	(14)	(9,889)
	$24,074	$129	$(394)	$23,809

AMR CORPORATION, ET AL.                         Schedule 2
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATING STATEMENT OF OPERATIONS
MONTH ENDED OCTOBER 31, 2012
(Unaudited)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Revenues
Passenger - American Airlines	$1,448	$—	$—	$1,448
- Regional Affiliates	249	—	—	249
Cargo	56	—	—	56
Other revenues	202	1	(1)	202
Total operating revenues	1,955	1	(1)	1,955

Expenses
Aircraft fuel	741	—	—	741
Wages, salaries and benefits	526	—	—	526
Other rentals and landing fees	112	—	—	112
Maintenance, materials and repairs	121	—	—	121
Depreciation and amortization	82	—	—	82
Commissions, booking fees and credit card expense	81	—	—	81
Aircraft rentals	46	—	—	46
Food service	47	—	—	47
Special charges	—	—	—	—
Other operating expenses	238	1	(1)	238
Total operating expenses	1,994	1	(1)	1,994

Operating Income	(39)	—	—	(39)

Other Income (Expense)
Interest income	2	—	—	2
Interest expense	(58)	—	—	(58)
Interest capitalized	5	—	—	5
Miscellaneous - net	(2)	—	—	(2)
	(53)	—	—	(53)

Income Before Reorganization Items	(92)	—	—	(92)

Reorganization Items, Net	(72)	—	—	(72)

Income Before Income Taxes	(164)	—	—	(164)
Income tax	—	—	—	—
Net Income	$(164)	$—	$—	$(164)

AMR CORPORATION, ET AL.                         Schedule 3
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS BY FILED LEGAL ENTITY
MONTH ENDED OCTOBER 31, 2012
(Unaudited) (In thousands)

Legal Entity	Case Number	Disbursements

American Airlines Realty (NYC) Holdings, Inc.	11-15462	$31

AMR Corporation	11-15463	94

American Airlines, Inc.	11-15464	2,819,821

AMR Eagle Holding Corporation	11-15465	—

Americas Ground Services, Inc.	11-15466	262

PMA Investment Subsidiary, Inc.	11-15467	—

SC Investment, Inc.	11-15468	—

American Eagle Airlines, Inc.	11-15469	84,219

Executive Airlines, Inc.	11-15470	9,602

Executive Ground Services, Inc.	11-15471	33

Eagle Aviation Services, Inc.	11-15472	1,635

Admirals Club, Inc.	11-15473	—

Business Express Airlines, Inc.	11-15474	—

Reno Air, Inc.	11-15475	—

AA Real Estate Holding GP LLC	11-15476	—

AA Real Estate Holding L.P.	11-15477	—

American Airlines Marketing Services LLC	11-15478	22

American Airlines Vacations LLC	11-15479	129

American Aviation Supply LLC	11-15480	4,693

American Airlines IP Licensing Holding, LLC	11-15481	—

		$2,920,541

AMR CORPORATION, ET AL.                             Schedule 4
DEBTORS AND DEBTORS IN POSSESSION
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
MONTH ENDED OCTOBER 31, 2012
(Unaudited) (In millions)

Payroll Taxes
Gross wages and salaries paid or incurred(3)	$390.3
Payroll taxes withheld employee	73.7
Payroll taxes withheld employer	24.4
Total payroll taxes withheld	98.1
Amount of payroll tax remitted to tax authorities	101.8
Date(s) remitted to tax authorities	Various

Sales & Use Taxes
Sales & use tax collected and incurred	6.6
Amount of sales & use tax remitted to tax authorities(1)	6.2
Date(s) remitted to tax authorities	Various

Federal Transportation Tax
Federal transportation tax collected	123.4
Amount of federal transportation tax remitted to Internal Revenue Service(1)	94.9
Date(s) remitted to tax authorities	10/10, 10/25, & 10/31

Passenger Facility Charges
Passenger facility charges collected	30.4
Amount of passenger facility charges remitted to airport authorities(1)	28.5
Date(s) remitted to airport authorities	10/31

U.S. Security Fees
U.S. Security Fees collected	20.6
Amount of U.S. Security Fees remitted to Transportation Security Administration(1)	19.3
Date(s) remitted to Transportation Security Administration	10/31

Customs User Fees
Customs user fees collected	5.9
Amount of customs user fees remitted to Customs and Border Protection Agency(2)	16.4
Date(s) remitted to Customs and Border Protection Agency	10/30

Immigration User Fees
Immigration user fees collected	7.5
Amount of immigration user fees remitted to Customs and Border Protection Agency(2)	—
Date(s) remitted to Customs and Border Protection Agency	n/a

Animal and Plant Health Inspection Service (APHIS) Fees
APHIS user fees collected	5.5
Amount of user fees remitted to U.S. Department of Agriculture(2)	15.4
Date(s) remitted to U.S. Department of Agriculture	10/30

Property taxes paid	1.1
(1) Tax is remitted one month in arrears of collection month. Amounts noted reflect actual collections and remittances during the month ended October 31, 2012.
(2) Tax is remitted quarterly. Amounts noted reflect actual collections and remittances during the month ended October 31, 2012.
(3) Payroll tax remittance does not equal taxes withheld because of tax entity payment timing requirements.

AMR CORPORATION, ET AL.                             Schedule 5
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS TO RETAINED PROFESSIONALS
MONTH ENDED OCTOBER 31, 2012
(Unaudited) (In thousands)

Retained Professionals	Disbursements(1)

Debtors' Advisors and Notice and Claims Agent:
Airport & Aviation Professionals Inc.	$18
Bernstein Shur Sawyer & Nelson	123
Brinks Hofer Gilson & Lione	100
Cooley LLP	577
Debevoise & Plimpton	1,734
Deloitte Financial	2,740
Ernst & Young LLP	372
Ford & Harrison	85
Global Tax Associates Group	49
Groom Law Group	281
Harris Finley & Bogle	218
Haynes and Boone LLP	46
Jenner & Block LLP	198
Kelly Hart & Hallman LLP	940
KPMG LLP	194
McKinsey Recovery & Transformation	257
Morgan Lewis & Bockius	208
Paul Hastings LLP	987
Perella Weinberg Partners LP	507
Rothschild Inc.	165
Sheppard Mullin Richter & Hampton LLP	116
The Boston Consulting Group Inc.	2,473
The Garden City Group Inc.	1,077
Weil, Gotshal & Manges LLP	2,943
Winstead Sechrest & Minick PC	125
Yetter Coleman LLP	1,216
17,749

Advisors to Unsecured Creditors' Committee:
Epiq Bankruptcy Solutions LLC	3
Mesirow Financial Consulting LLC	390
Moelis & Company Holding LP	134
Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates	617
Togut Segal & Segal LLP	35
1,179

Total Disbursements to Retained Professionals	$18,928

(1)
The Debtors have retained certain legal and financial professionals to advise them in the Chapter 11 Cases. The Creditors' Committee also retained certain legal and financial professionals in connection with the Chapter 11 Cases. For the month of October 2012, estimated based on the Debtors' books and records, the Debtors accrued $23 million of professional fees relating to such professionals, as indicated in Note 2 to the Condensed Consolidated Financial Statements. Any payments to such professionals will be made in accordance with applicable orders of the Bankruptcy Court.